Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of Arno Therapeutics, Inc. on Form S-1 of our report dated March 31, 2009, on the financial statements of Arno Therapeutics, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Hays & Company LLP

New York, New York
November 8, 2010